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                                                                    EXHIBIT 3(D)

                            USL CAPITAL CORPORATION
                             A DELAWARE CORPORATION

                                     BYLAWS

                        (AMENDED THROUGH APRIL 28, 1995)



                            ARTICLE I - STOCKHOLDERS

                 SECTION 1.       ANNUAL MEETING.

                 The annual meeting of the stockholders shall be held on the fourth Friday of April of each year, at 2:00 p.m. of said day; provided, however, that should said day fall upon a legal holiday, then the annual meeting of stockholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday. At the annual meeting of stockholders, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the stockholders.

                 SECTION 2.       SPECIAL MEETINGS.

                 Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the board of directors and shall be held at such place, on such date, and at such time as they shall fix.

                 SECTION 3.       NOTICE OF MEETINGS.

                 Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the corporation).





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                 When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

                 SECTION 4.       QUORUM.

                 At any meeting of the stockholders, the holders of a majority of the shares of stock of the corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

                 If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

                 The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

                 SECTION 5.       ORGANIZATION.

                 The Chairman of the Board or, in his absence, the Vice Chairman of the Board, if there is a Vice Chairman, or in his absence, such person as may be designated by the board of directors or, in the absence of such designation, as may be chosen by the holders of a





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majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

                 SECTION 6.       CONDUCT OF BUSINESS.

                 The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

                 SECTION 7.       PROXIES AND VOTING.

                 At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

                 Except as otherwise provided herein or required by law, each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting.

                 All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be take by ballots, each of which shall state such information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

                 All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.






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                 SECTION 8.       STOCK LIST.

                 A complete list of stockholders of the corporation entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

                 The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                 SECTION 9.       STOCKHOLDER NOMINATING PROCEDURES.

                 Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation at its executive office, not later than (i) with respect to the election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and, (ii) with respect to any election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice must set forth: (a) the name and address of the stockholder





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who intends to make the nomination and of the person or persons to be nominated, (b) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if such nominee had been nominated, or intended to be nominated by the Board of Directors, and (e) the consent of each nominee to serve as a director of the corporation if elected. The chairman of stockholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                        ARTICLE II - BOARD OF DIRECTORS

                 SECTION 1.       NUMBER AND TERM OF OFFICE.

                 The number of directors which shall constitute the whole Board shall be not less than three nor more than six, as determined from time to time by resolution of the board of directors or by the stockholders. The directors shall be elected annually at the annual meeting of the stockholders for a term of one year, each to serve until his or her successor is elected and qualified, except as otherwise provided herein or required by law. No person shall be nominated or elected as a director for a term to commence after such person shall have reached his or her 68th birthday. The term of any person who has served as a director at any time while such person is a full time employee of the Company or any of or more of its subsidiaries shall expire upon termination of such person's employment as a full time employee and such person shall






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not be nominated for election to serve nor shall such person serve as a director after such termination of employment.

                 SECTION 2.       VACANCIES.

                 If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified.

                 SECTION 3.       REGULAR MEETINGS.

                 Regular meetings of the board of directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the board of directors and publicized among all directors. A notice of each regular meeting shall not be required.

                 SECTION 4.       SPECIAL MEETINGS.

                 Special meetings of the board of directors may be called by the Chairman of the Board or the President or any two directors and shall be held at such place, on such date, and at such time as he or they shall fix. Notice of the place, date, and time of each such special meeting shall be given each director (who does not waive notice) by mail, telegraph or by other form of written notice not less than seventy-two hours before the meeting or by telephone not less than twenty-four hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

                 SECTION 5.       QUORUM.

                 At any meeting of the board of directors, a majority of the total number of the whole board shall constitute a quorum for all purposes. If a quorum shall fail to attend any





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meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

                 SECTION 6.       PARTICIPATION IN MEETINGS BY CONFERENCE
                                  TELEPHONE.

                 Members of the board of directors, or of any committee thereof, may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

                 SECTION 7.       CONDUCT OF BUSINESS.

                 At any meeting of the board of directors, business shall be transacted in such order and manner as the Chairman of the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the board of directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors.

                 SECTION 8.       POWERS.

                 The business and affairs of the corporation shall be managed by the board of directors and the board of directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the corporation.

                 SECTION 9.       FEES AND COMPENSATION OF DIRECTORS.

                 Directors and members of committees of the board may be allowed a fixed or annual fee and a fee for attendance at meetings to be determined by resolution of the board of directors for acting as a director or a member of a committee. Nothing herein contained shall be





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construed to preclude any director from serving the corporation in another capacity as an officer, agent, employee or otherwise, and receiving compensation therefore.

                            ARTICLE III - COMMITTEES

                 SECTION 1.       COMMITTEES OF THE BOARD OF DIRECTORS,

                 The board of directors, by a vote of a majority of the whole board, may from time to time designate committees of the board, with such powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the board of directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the board of directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the board of directors to act at the meeting in the place of the absent or disqualified member.

                 SECTION 2.       CONDUCT OF BUSINESS.

                 Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be





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determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                             ARTICLE IV - OFFICERS

                 SECTION 1.       GENERALLY.

                 The officers of the corporation shall be a Chairman of the Board, a President, one or more Vice Presidents (including Executive and Senior Vice Presidents) and a Secretary. The board of directors, in its discretion, may designate from among those officers a Chief Executive Officer, a Chief Operating Officer, and/or a Chief Financial Officer. The corporation may also have, at the discretion of the board of directors, one or more Vice Chairman of the Board, General Managers, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the board of directors may deem expedient. Any number of offices may be held by the same person.

                 SECTION 2.       APPOINTMENT.

                 The Chairman of the Board, the President, the Vice President or Vice Presidents (including Executive and Senior Vice Presidents), the Secretary, the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer shall be appointed by the board of directors. Other officers may be appointed from time to time by the board of directors or by an officer to whom the board shall have delegated the power to appoint. Each officer of the corporation shall serve at the pleasure of the board of directors subject to the rights, if any, of any officer under any contract of employment.

                 SECTION 3.       REMOVAL AND RESIGNATION.

                 Any officer may be removed, either with or without cause, by a majority of the





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directors attending a duly held directors' meeting at which a quorum is present or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal has been conferred by the board of directors. Any officer may resign at any time by giving written notice to the board of directors, to the President, or to the Secretary of the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

                 SECTION 4.       VACANCIES.

                 A vacancy in any office because of death, resignation, removal or any other cause may be filled by the board of directors or by an officer to whom the board of directors shall have delegated the power to appoint.

                 SECTION 5.       CHAIRMAN OF THE BOARD.

                 The Chairman of the Board shall preside at all meetings of the board of directors and the stockholders. He shall have such powers and perform such duties as are incident to his office or as may be properly granted to or required of him by the board of directors.

                 SECTION 6.       VICE CHAIRMAN OF THE BOARD.

                 Each Vice Chairman of the Board shall, under the supervision of the Chairman of the Board, have such powers and perform such duties as may be properly granted to or required of him by the board of directors or by the Chairman of the Board. During the absence or disability of the Chairman of the Board, a Vice Chairman of the Board, in order of rank as fixed by the board of directors, shall preside at all meetings of the stockholders and of the board of directors.

                 SECTION 7.       PRESIDENT.

                 The President shall have such powers and perform such duties as are incident to





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his office or as may be properly granted to or required of him by the board of directors. In the absence or disability of the Chairman and the Vice Chairman, the President shall preside at meetings of the board of directors and stockholders.

                 SECTION 8.       VICE PRESIDENT.

                 In the absence or the disability of the President, the Vice Presidents (including Executive and Senior Vice Presidents) in the order of rank fixed by the board of directors, or if not ranked, the Vice President designated by the board of directors, shall perform the duties of the President and when so acting shall have the powers of, and be subject to the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors.

                 SECTION 9.       CHIEF EXECUTIVE OFFICER.

                 The board of directors may designate an officer to serve as Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the board of directors, have the ultimate supervision, direction and control of the policies, business affairs and officers of the corporation.

                 SECTION 10.      CHIEF OPERATING OFFICER.

                 The board of directors may designate an officer to serve as Chief Operating Officer. The Chief Operating Officer shall, subject to the control of the Chief Executive Officer, if any has been designated, and if not, subject to the control of an officer so designated by the board of directors, have general charge, supervision, and authority over all operations of the corporation. In the absence or disability of the Chief Executive Officer, the Chief Operating Officer will assume the powers and responsibilities of the Chief Executive Officer.

                 SECTION 11.      CHIEF FINANCIAL OFFICER.





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                 The Chief Financial Officer, who may, but need not, be the
Treasurer, shall keep and maintain adequate and correct books and records of accounts of the corporation, and shall see that all moneys and other valuables of the corporation are deposited in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as directed by the board of directors, shall render to the President and directors, whenever they request it, an account of all of his transactions in his official capacity and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors.

                 SECTION 12.      SECRETARY.

                 The Secretary shall keep, at the principal office of the corporation or such other place as the board of directors may order, a book of minutes of all meetings of directors and stockholders, with the time and place held, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof. The Secretary shall keep, at the principal office of the corporation, or at the office of the corporation's transfer agent, or registrar, a record of its stockholders showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give notice of all meetings of the stockholders and of the board of directors required by these bylaws to be given and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors.

                 SECTION 13.      TREASURER AND ASSISTANT TREASURERS.

                 The Treasurer shall have the custody of the corporate funds and securities and





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shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as he shall select. He shall disburse the funds of the corporation and shall issue and sign all checks, drafts, bills of exchange, promissory notes, letters of credit and other evidences of indebtedness; and shall open safe deposit boxes of the corporation. The Treasurer shall also designate employees who shall have authority to sign checks on bank accounts of the corporation.

                 Checks of the corporation drawn against accounts maintained at any bank, wherever located, may be signed with applied facsimile signature of the Treasurer or any other person designated by him. The Secretary is authorized to file with such banks certified specimens of facsimile signatures authorized by this bylaw.

                 If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                 The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the board of directors or the Treasurer may from time to time prescribe.





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                 SECTION 14.      CONTROLLER.

                 The Controller (in case the board of directors establishes such office) shall have supervision and charge of the accounts of the corporation. He shall be responsible for the maintenance of adequate accounting records and shall perform such other duties as shall be assigned to him by the board of directors or the Vice President Finance.

                 SECTION 15.      OTHER OFFICERS.

                 Officers, other than the Chairman of the Board, President, Vice Presidents, Secretary and Chief Financial Officer shall have such powers and perform such duties as may be prescribed by the board of directors.

                               ARTICLE V - STOCK

                 SECTION 1.       CERTIFICATES OF STOCK.

                 Each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by, the Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him. Any of or all the signatures on the certificate may be facsimile.

                 SECTION 2.       TRANSFERS OF STOCK.

                 Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

                 SECTION 3.       RECORD DATE.

                 The board of directors may fix a record date, which shall not be more than sixty





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nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

                 SECTION 4.       LOST, STOLEN OR DESTROYED CERTIFICATES.

                 In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the board of directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

                 SECTION 5.       REGULATIONS.

                 The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the board of directors may establish.

                              ARTICLE VI - NOTICES

                 SECTION 1.       NOTICES.

                 Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the corporation.





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The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.

                 SECTION 2.       WAIVERS.

                 A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                          ARTICLE VII - MISCELLANEOUS

                 SECTION 1.       FACSIMILE SIGNATURES.

                 In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the board of directors or a committee thereof.

                 SECTION 2.       CORPORATE SEAL.

                 The board of directors may provide a suitable seal, containing the name of the corporation, which seal shall be in the charge of the Secretary. If and when so directed by the board of directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

                 SECTION 3.       RELIANCE UPON BOOKS, REPORTS AND RECORDS.

                 Each director, each member of any committee designated by the board of directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified





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public accountant, or by an appraiser selected with reasonable care.

                 SECTION 4.       CONTRACTS, ETC., HOW EXECUTED.

                 Contracts, deeds, mortgages, leases, bonds, powers of attorney, bills of sale, and all documents and papers requiring the signature of the corporation shall be executed by the Chairman of the Board of the corporation, the President of the corporation or one of the Vice Presidents. A Vice President may, by designation in writing, delegate to employees responsible to him the right to execute contracts for the purchase and sale of raw materials and finished products and for the purchase of supplies, equipment, insurance and services, and also to sign on behalf of the corporation such instruments as may be necessary in connection with the operation and fulfillment of said contracts. A copy of such delegation shall be deposited with the Secretary of the corporation.

                 SECTION 5.       VOTING OF SHARES OF OTHER CORPORATIONS.

                 The Chairman of the Board, the President, any Vice President, or any other officer or agent specifically authorized by resolution by the board of directors, or by the Chairman of the Board, the President or any Vice President, is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any shares of any other corporation held by the corporation.

                 SECTION 6.       FISCAL YEAR.

                 The fiscal year of the corporation shall be as fixed by the board of directors.

                 SECTION 7.       TIME PERIODS.

                 In applying any provision of these bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing





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of the act shall be excluded, and the day of the event shall be included.

                           ARTICLE VIII - AMENDMENTS

                 These bylaws may be amended or repealed by the board of directors at any meeting or by the stockholders at any meeting.







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